BILL OF SALE
                     AND ASSUMPTION OF LIABILITIES AGREEMENT

Reference is made to the Exchange Agreement, dated as of April 18, 2002 (the "Exchange Agreement"), among Saratoga Holdings I, Inc., a Texas corporation ("Seller"), SH2, Inc., a Delaware corporation ("Buyer"), Agence 21, Inc., a Delaware corporation, A21 Acquisition LLC, a Delaware limited liability company ("A21 Acquisition"), and the Sellers (as defined in the Exchange Agreement)

Capitalized terms used herein without definition shall have the meaning assigned to them in the Exchange Agreement.

A. Transfer of Assets and Business. For good and sufficient consideration, receipt of which is hereby acknowledged Seller, has SOLD, ASSIGNED, and TRANSFERRED and by these presents does hereby SELL, ASSIGN, TRANSFER, and DELIVER to Buyer, its successors and assigns ("Buyer"), effective as of April 25, 2002, all Seller's right, title, and interest in and to each and all of the assets, properties, and business of Seller of every kind and description and wherever situated as they existed on April 25, 2002, except as expressly stated otherwise herein or in the Exchange Agreement (collectively, the "Assets and Business"); provided, that no assets, properties or business of Seller acquired or received after April 25, 2002 are being sold, assigned or transferred hereunder, including, without limitation, Seller's 100% ownership interest in A21 Acquisition.

Without limiting the generality of the foregoing, the Assets and Business include:

                  (a) All of Seller's goodwill and business as a going concern, including the name "Saratoga" or any variation thereof.

                  (b) All of Seller's accounts receivable, miscellaneous accounts receivable, and notes receivable or other rights to receive payments, whether arising out of the manufacture, sale, distribution, or use of its products, technology, services, or otherwise.

                  (c) All of Seller's inventories of finished goods, work-in-process, raw materials, and other miscellaneous supplies and materials.

                  (d) All of Seller's prepaid expenses (excluding those, if any, pertaining to taxes, to pension or other benefits plans, or to insurance policies that are listed on the Schedule of Excluded Assets and will not be acquired by Buyer pursuant to this Agreement).

                  (e) All interests of Seller in real property including land, buildings, structures, improvements, fixtures, leaseholds, and leasehold improvements.

                  (f) All machinery, equipment, tools, molds, motor vehicles, transportation, packing and delivery equipment, and supplies, furniture, and fixtures of every kind and description owned by Seller or ordered by it on or before the Closing Date.

                  (g) All of Seller's right, title, and interest of every kind and description in and to the following assets:

                           (i) All of Seller's rights to or under all trademarks, service marks, certification marks, United States and foreign trademark registrations and applications, trade names,

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         copyrights, United States and foreign patents and patent applications, if any, including international priority rights associated therewith, and all patent and other license, trade secrets, inventions, and royalties and rights to sue for past infringements, including, without limitation, those items listed or otherwise described on the Schedules attached to the Agreement.

                           (ii) All of Seller's customer lists, uncollected invoices, credit files, payroll records, schedules of fixed assets, books of account, contracts, sales representation agreements and sales agency agreements (if any), files, papers, books, records, designs, drawings, specifications and engineering data, and all other public or confidential business records, all to the extent reasonably required for the orderly continuation of the business operations of Seller (excluding minute books, stock books and tax returns, and communications in respect thereof, of Seller).

                  (h) Except as otherwise specified on the Schedules to the Exchange Agreement, all of Seller's causes of action, judgments, claims and demands of whatever nature, memberships, agencies and permits, claims for refunds, and rights of offset and credits, all to the extent that they are assignable by Seller.

                  (i) All of Seller's rights under employment contracts, restrictive covenants, nondisclosure agreements, and similar obligations of present and former officers and employees of Seller.

Seller hereby authorizes Buyer to take any appropriate action in connection with any of these rights, claims, causes of action, and property, in the name of Seller or in its own or any other name, but at Buyer's own expense.

TO HAVE AND TO HOLD these rights, claims, causes of action, property, assets, business, and goodwill, as a going concern unto Buyer, its successors and assigns, to and for its or their use forever.

And Seller, subject to the terms of the Agreement, does hereby agree that it will take commercially reasonable steps necessary to put Buyer, its successors or assigns, in actual possession and operating control of the "Assets and Business"; provided, however, that Buyer shall advance funds to Seller for any costs or expenses incurred in connection with such actions by Seller.

B. Assumption of Liabilities. Anything in this Bill of Sale and Assumption of Liabilities Agreement to the contrary notwithstanding, Buyer hereby assumes any and all Liabilities of Seller arising on or prior to April 30, 2002 (the "Assumed Liabilities"), other than the Permitted Liabilities referred to in the Exchange Agreement which Permitted Liabilities shall be retained by Seller and other than obligations of Seller to perform certain actions pursuant to the Exchange Agreement. As used herein "Liabilities" means all debts, liabilities, and obligations of any kind, nature or description whatsoever, whether voluntary or involuntary, and whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, liquidated or unliquidated, secured or unsecured, determined or determinable, including, without limitation, all debts, liabilities, and obligations based upon, resulting from, arising out of or relating to any law, action or order or any contract, document or instrument.

C. Right to Rely. Any individual, partnership, corporation, or other entity may rely without further inquiry upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification, affidavit, or jurat by any notary public of any state relating to the authorization, execution, and delivery of this Bill of Sale and Assumption of Liabilities Agreement or to the authenticity of any copy, conformed or otherwise, hereof.

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D.       Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles thereunder). If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. This Agreement and the Exchange Agreement supersede all other prior oral or written agreements between Cooke and the Company, and their respective affiliates and persons acting on their behalf with respect to the sale of the Assets and Business and assumption of Liabilities, this Agreement and the matters covered hereby and by the Exchange Agreement. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any notice, consent, waiver, or other communication required or permitted to be given under the terms of this Agreement shall be given as provided in the Exchange Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assumption of
Liabilities Agreement to be signed by its President and Secretary and its corporate seal to be affixed hereto on the date first written above.


                                       SARATOGA HOLDINGS I, INC.



                                       By: /s/ THOMAS F. COOKE
                                           ----------------------
                                           Name: Thomas F. Cooke
                                                 President

ATTEST:



By: /s/ THOMAS F. COOKE
    -----------------------
Name:  Thomas F. Cooke
Title: Secretary



STATE OF NEW YORK
COUNTY OF NEW YORK



         On the day of April 30, 2002 before me personally came Thomas F. Cooke to me known, who being by me duly sworn, did depose and say that he is the Chairman of Saratoga Holdings I, Inc., a Texas corporation; and that he executed the foregoing instrument on behalf of such corporation.


                                       Notary Public in and for
                                       The State of New York



                                       Name: /s/ PETER HIRSHFIELD
                                             -----------------------------------



My Commission Expires: December 28, 2005

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